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April 2, 2014

XTL Biopharmaceuticals, Ltd.

85 Medinat Hayehudim St., Building G, PO Box 4033

Herzliya Pituach 46140, Israel

Re:	Registration Statement on Form F-3

Ladies and Gentlemen:

We are acting as counsel to XTL Biopharmaceuticals, Ltd., an Israeli company (the “Company”), in connection with the preparation and filing of the registration statement on Form F-3 (File No. 333-194338) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the sale, in one or more offerings, from time to time pursuant to Rule 415 under the Securities Act, of up to $40,000,000 of the Company’s (i) American Depositary Receipts (the “ADRs”), each representing 20 ordinary shares, par value $0.1 per share, of the Company, (ii) warrants to purchase American Depositary Receipts (the “Warrants”), which will be issued under one or more warrant agreements between the Company and a warrant agent, and (iii) units consisting of any combination of ADRs and Warrants (the “Units”), which will be issued under one or more unit agreements between the Company and a unit agent. The ADRs, Warrants and Units are collectively referred herein as the “Offering Securities.”

This opinion is being furnished in accordance with the requirements of Item 9 of the Commission’s Form F-3 and Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

For purposes of the opinions hereinafter expressed, we have examined the Company’s Articles of Association, records of proceedings of the Board of Directors, or committees thereof (the “Board of Directors”), deemed by us to be relevant to this opinion letter, and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

Atlanta • Charlotte • Dallas • Los Angeles • New York • Research Triangle • Silicon Valley • Ventura County • Washington, D.C.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or other comparable documents of officers of the Company, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when, as and if:

(a) the terms of the issuance and sale of the Offering Securities have been duly authorized and approved by all necessary action of the Board of Directors, so as not to violate any applicable law, rule or regulation or results in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (b) certificates for the Offering Securities have been duly executed, issued and delivered or uncertificated shares of the Offering Securities have been duly issued and delivered, as the case may be, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting, warrant or unit agreement against payment of the consideration fixed therefor by the Board of Directors (provided that the consideration paid therefor is not less than the par value thereof), such Offering Securities will be validly issued, fully paid and non-assessable.

Our opinion set forth herein is limited to the federal laws of the United States of America, and we do not express any opinion herein concerning any other laws. We are not engaged in the practice of law in the State of Israel; however, we have made such inquiries as we consider necessary to render the opinion contained herein. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretation thereof of such facts.

The opinion set forth above is subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights or (ii) provisions that may be held unenforceable as contrary to the laws of the State of Israel.

This opinion letter is provided to the Company for its use solely in connection with the transactions contemplated hereby and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. The only opinion rendered by us consists of that set forth in the fifth paragraph of this letter, and no opinion may be implied or inferred beyond the opinion expressly stated. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

ALSTON & BIRD LLP

By:	/s/ Mark F. McElreath
Mark F. McElreath
Partner

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